As filed with the Securities and Exchange Commission on April 4, 2014

Reg. No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	6021	39-1098068
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

433 Main Street

Green Bay, Wisconsin

(920) 491-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall J. Erickson

Executive Vice President, General Counsel and Corporate Secretary

Associated Banc-Corp

433 Main Street

Green Bay, Wisconsin 54301

Telephone No.:  (920) 491-7000

Facsimile No.:  (920) 491-7010

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

C.J. Wauters

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202

Telephone No.:  (414) 273-3500

Facsimile No.:  (414) 273-5198

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.01 par value, of Associated Banc- Corp	(1)	(1)	$500,000,000 (1)(2)	$64,400 (3)

(1)

Includes an indeterminate number of shares of common stock that may be issued from time to time at indeterminate prices up to a proposed aggregate offering price not to exceed $500,000,000.  This Registration Statement shall also be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 4, 2014

PROSPECTUS

$500,000,000

Associated Banc-Corp

Common Stock

We may, from time to time, offer at the time of our acquisition of businesses, assets or securities of other companies, whether by purchase, merger, exchange offer or any other form of business combination, shares of our common stock in one or more offerings in amounts and on terms as we may determine at the time of the offering.  The aggregate initial offering price of all shares of common stock issued under this prospectus will not exceed $500,000,000.  This prospectus provides a general description of the shares of common stock we may offer.  We expect that the terms of acquisitions will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired, and that the shares of our common stock to be issued will be valued at prices reasonably related to current market prices at the time that an acquisition is agreed upon, at or about the time of delivery of shares, or at such other time or over such period as may be agreed upon.

We will pay all of the expenses of this offering.  We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares.

The shares of our common stock are listed on the NASDAQ Global Select Market under the symbol “ASBC.”  On April 1, 2014, the closing price of our common stock on the NASDAQ Global Select Market was $18.39 per share.

Investing in our common stock involves significant risks.  You should read and consider the information provided under “Risk Factors” on page 3 of this prospectus and in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

AN INVESTMENT IN OUR COMMON STOCK IS NOT A SAVINGS ACCOUNT OR DEPOSIT IN OUR SUBSIDIARY BANK, WILL NOT BE GUARANTEED BY OUR SUBSIDIARY BANK AND WILL NOT BE INSURED OR GUARANTEEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

The date of this prospectus is                          , 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
ASSOCIATED BANC-CORP	4
CERTAIN REGULATORY CONSIDERATIONS	5
USE OF PROCEEDS	6
PLAN OF DISTRIBUTION	6
DESCRIPTION OF COMMON STOCK	6
LEGAL MATTERS	9
EXPERTS	9
WHERE YOU CAN FIND MORE INFORMATION	9

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus.  See “Where You Can Find More Information” on page 9 for a list of documents we have incorporated by reference into this prospectus.  These documents are available to you without charge over the Internet at our web site at www.associatedbank.com, or upon written or oral request made to:

Associated Banc-Corp

433 Main Street

Green Bay, WI 54301

Attention:  Corporate Secretary

Telephone No.:  (920) 491-7000

To ensure timely delivery of the documents, your request should be made at least five days prior to the date on which you must make your investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.  Under this shelf registration process, we may from time to time offer shares of our common stock with an aggregate initial offering price of up to $500,000,000 in connection with our acquisition of businesses, assets or securities of other companies, whether by purchase, merger, exchange offer or any other form of business combination.  We expect that the terms of acquisitions will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired, and that the shares of our common stock to be issued will be valued at prices reasonably related to current market prices at the time that an acquisition is agreed upon, at or about the time of delivery of shares, or at such other time or over such period as may be agreed upon.

This prospectus provides you with a general description of our common stock.  We may, under certain circumstances, add to, update or change the information contained in this prospectus by means of one or more prospectus supplements.  If there is any inconsistency between the information in the prospectus and, as applicable, any prospectus supplement, you should rely on the information in the prospectus supplement.  You should read this prospectus and any applicable prospectus supplement together with the additional information provided under the heading “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer to sell or soliciting an offer to buy shares of our common stock in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.  You should not assume that the information in this prospectus or, as applicable, any supplement to this prospectus, is accurate as of any date other than the date on the front of the document.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus.  You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, the terms “us,” “we” and the “Company” refer to Associated Banc-Corp.

RISK FACTORS

An investment in our common stock involves risk.  Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC, and, as applicable, in any supplement to this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and, as applicable, in any supplement to this prospectus.  Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You can identify forward-looking statements by words such as “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  We believe that it is important to communicate our future expectations to our investors.  Such forward-looking statements may relate to our financial condition, results of operations, plans, objectives, future performance or business and are based upon the beliefs and assumptions of our management and the information available to our management at the time these disclosures are prepared.  These forward-looking statements involve risks and uncertainties that we may not be able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements.

Before you invest in our common stock, you should be aware that the occurrence of the events discussed under the caption “Risk Factors” in our 2013 Annual Report on Form 10-K, discussed in the disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, and discussed elsewhere in this prospectus and in the information incorporated by reference herein, could have a material and adverse effect on our business, results of operations and financial condition.  These factors, many of which are beyond our control, include the following:

•

credit risks, including changes in economic conditions and risk relating to our allowance for loan losses;

•

liquidity and interest rate risks, including the impact of capital markets conditions and changes in monetary policy on our borrowings and net interest income;

•

operational risks, including processing, information systems, vendor problems, business interruption, and fraud risks;

•

strategic and external risks, including economic, political, and competitive forces impacting our business;

•

legal, compliance, and reputational risks, including regulatory and litigation risks;

•

the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; and

•

risks associated with the integration of acquired businesses.

The forward-looking statements contained or incorporated by reference in this prospectus relate only to circumstances as of the date on which the statements are made.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ASSOCIATED BANC-CORP

General

Associated Banc-Corp (individually referred to herein as the “Parent Company” and together with all of its subsidiaries and affiliates, collectively referred to herein as the “Corporation,” “Associated,” “we,” “us,” or “our”) is a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended (the “BHC Act”).  Our bank subsidiary traces its history back to the founding of the Bank of Neenah in 1861.  We were incorporated in Wisconsin in 1964 and were inactive until 1969 when permission was received from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to acquire three banks.  At December 31, 2013, we owned one nationally chartered commercial bank headquartered in Green Bay, Wisconsin and serving local communities across the upper Midwest, one nationally chartered trust company headquartered in Wisconsin, and 19 limited purpose banking and nonbanking subsidiaries either located in or conducting business primarily in our three-state footprint that are closely related or incidental to the business of banking.  Measured by total assets reported at December 31, 2013, we are the largest commercial bank holding company headquartered in Wisconsin and one of the top 50, publicly traded, bank holding companies headquartered in the U.S.

Services

Through our banking subsidiary Associated Bank, National Association (“Associated Bank” or the “Bank”), and various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses through over 200 banking offices serving more than 100 communities, primarily within our three-state branch footprint (Wisconsin, Illinois, and Minnesota).  Our business is primarily relationship-driven and is organized into three reportable segments: Commercial Banking, Consumer Banking, and Risk Management and Shared Services.

Commercial Banking — Our Commercial Banking segment serves a wide range of customers including, businesses, developers, non-profits, municipalities, and financial institutions.  Business customers in this segment typically include companies with annual sales over $10 million and delivery of services is provided through our regional and middle market units, our commercial real estate unit, as well as our specialized industries and commercial financial services area.  The financial solutions provided to our customers include but are not limited to: (1) Lending solutions, such as business loans and lines of credit, business credit cards, commercial real estate financing, construction loans, letters of credit, leasing, and asset based lending.  For our larger clients we also offer syndicated loans to meet their lending needs; (2) Deposit and cash management solutions such as business checking and interest-bearing deposit products, safe deposit and night depository services, liquidity solutions, payables and receivables solutions; and information services; and (3) Specialized financial services such as insurance and benefits related products and services, risk management, and international banking solutions.  In serving the commercial banking segment we compete based on an in-depth understanding of our customers’ financial needs, the ability to match market competitive solutions to those needs, and the highest standards of relationship and service excellence in the delivery of these services.

Consumer Banking — Our Consumer Banking segment serves individuals and small businesses (typically entities with less than $10 million in annual sales) through our various Retail Banking and Private Client offices, and provides companies of varying sizes with fiduciary services such as administration of pension, profit-sharing and other employee benefit plans, fiduciary and corporate agency services, and institutional asset management.  The services provided to our individual and small business customers include but are not limited to: (1) Transactional solutions such as checking, credit, debit and pre-paid cards, online banking and bill pay, and money transfer services; (2) Lending solutions such as residential mortgages, home equity loans and lines of credit, business loans and lines, and personal and installment loans; and (3) Investable funds solutions such as savings, money market deposit accounts, IRA accounts, certificates of deposit, market linked certificates of deposit, fixed and variable annuities, full-service, discount and on-line investment brokerage; as well as trust and investment management accounts.  In serving the consumer banking segment we compete based on providing a broad range of solutions to meet the needs of our customers in their entire financial lifecycle, convenient access to our services through multiple channels such as branches, phone based services, online and mobile banking, and a relationship based business model which assists our customers in navigating any changes and challenges in their financial circumstances.

Risk Management and Shared Services — Our Risk Management and Shared Services segment includes Corporate Risk Management, Credit Administration, Finance, Treasury, Operations, and Technology, which are key shared functions.  The segment also includes Parent Company activity, intersegment eliminations and residual revenue and expenses, representing the difference between actual amounts incurred and the amounts allocated to operating segments, including interest rate risk residuals (funds transfer pricing mismatches) and credit risk and provision residuals (long term credit charge mismatches).  The earning assets within this segment include our investment portfolio and capital includes both allocated as well as any remaining unallocated capital.

We are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on us.  No material portion of our business is seasonal.

Our principal executive office is located at 433 Main Street, Green Bay, Wisconsin 54301.  Our phone number is (920) 491-7000.

CERTAIN REGULATORY CONSIDERATIONS

General

As a bank holding company under the BHC Act, we and our business activities are subject to the supervision, examination and regulation of the Federal Reserve Board.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus, and any subsequent reports we file with the SEC that are so incorporated.  This regulatory framework is intended primarily for the protection of depositors and other clients of banking subsidiaries, the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) and the banking system as a whole, not for the protection of investors.

We are a member of the Federal Reserve System.  Associated Bank is subject to regulation by the Office of the Comptroller of the Currency (the “OCC”), and its deposits are insured by the FDIC.

Restrictions on Payment of Dividends

We are a legal entity separate and distinct from our banking and other subsidiaries.  A substantial portion of our revenue comes from dividends paid to us by Associated Bank.  The OCC’s prior approval of the payment of dividends to us by Associated Bank is required only if the total of all dividends declared by the Bank in any calendar year exceeds the sum of the Bank’s net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus.  Federal law also prohibits national banks from paying dividends that would be greater than the bank’s undivided profits after deducting statutory bad debt in excess of the bank’s allowance for loan losses.

In addition, we and our banking subsidiary are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.  The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.  The appropriate federal regulatory authorities have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice and that banking organizations should generally pay dividends only out of current operating earnings.

The payment of dividends by each of our nonbank subsidiaries is limited by the laws of the jurisdiction in which each is incorporated.  Particular subsidiaries may also be subject to regulatory limitations on the payment of dividends or regulations that have the effect of limiting dividend payments.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, as applicable, we do not expect to receive proceeds from the offering of any common stock pursuant to this prospectus other than the businesses, assets or other securities acquired with or in business combination transactions.

PLAN OF DISTRIBUTION

This prospectus relates to common stock that we may issue, from time to time, in connection with our acquisition of businesses, assets or securities of other companies, whether by purchase, merger, exchange offer or any other form of business combination, in one or more offerings in amounts and on terms as we may determine at the time of the offering.

We expect that the terms of acquisitions will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired, and that the shares of our common stock to be issued will be valued at prices reasonably related to current market prices at the time that an acquisition is agreed upon, at or about the time of delivery of shares, or at such other time or over such period as may be agreed upon.

We will pay all of the expenses of this offering.  We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares.

DESCRIPTION OF COMMON STOCK

We have one class of common stock, the Associated Banc-Corp common stock.  Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 161,012,099 shares were outstanding as of March 31, 2014, exclusive of shares held in treasury.

The following summary is not complete.  You should refer to the applicable provisions of our Amended and Restated Articles of Incorporation, as amended, and to the Wisconsin Business Corporation Law (the “WBCL”) for a complete statement of the terms and rights of our common stock.

Dividend Rights

Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of our assets legally available for payment, subject to the rights of holders of our preferred stock.  No share of our common stock is entitled to any preferential treatment with respect to dividends.

Voting Rights

Each holder of our common stock will be entitled at each shareholders meeting, with regard to each matter to be voted on, to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books.  Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock.

Rights upon Liquidation

Subject to the rights of holders of any of our preferred stock which may be issued from time to time, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive all of our assets remaining for distribution to our stockholders, on a pro rata basis.

Miscellaneous

Shares of our common stock are not convertible into shares of any other class of capital stock.  Shares of our common stock are not and will not be entitled to any preemptive or subscription rights.  The issued and outstanding shares of our common stock are fully paid and nonassessable.  The transfer agent, registrar, and dividend disbursement agent for our common stock shall be named in the applicable prospectus supplement.

Anti-takeover Provisions of Wisconsin Business Corporation Law

Business Combination Statute

We are subject to Sections 180.1140 to 180.1144 of the WBCL, which prohibit a Wisconsin corporation from engaging in a “business combination” with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in such person becoming an interested stockholder.

We may engage in a business combination with an interested stockholder after the expiration of the three-year period with respect to such stockholder only if one or more of the following is satisfied:  (1) our Board of Directors approves the acquisition of stock before such stockholder’s acquisition date; (2) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such stockholder; or (3) the consideration to be received by stockholders meets certain fair price requirements of the statute with respect to form and amount.

In general, Sections 180.1140 to 180.1144 define business combinations between a “resident domestic corporation” and an “interested stockholder” to include the following:

•

a merger or share exchange with an interested stockholder or a corporation that is, or after the merger or share exchange would be, an affiliate or associate of an interested stockholder;

•

a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to or with an interested stockholder or affiliate or associate of an interested stockholder equal to 5% or more of the aggregate market value of the assets or outstanding stock of the resident domestic corporation or 10% of its earning power or income;

•

the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock of the resident domestic corporation;

•

the adoption of a plan of liquidation or dissolution; and

•

certain other transactions involving an interested stockholder.

Section 180.1140(8)(a) defines an “interested stockholder” as a person who beneficially owns, directly or indirectly, at least 10% of the voting power of the outstanding voting stock of a resident domestic corporation or who is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10% of the voting power of the then-outstanding voting stock within the last three years.

Section 180.1140(9)(a) defines a “resident domestic corporation” as a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (i) its principal offices are located in Wisconsin, (ii) it has significant business operations located in Wisconsin, (iii) more than 10% of the holders of record of its shares are residents of Wisconsin or (iv) more than 10% of its shares are held of record by residents in Wisconsin.  We are a resident domestic corporation for purposes of these statutory provisions.

Fair Price Statute

Sections 180.1130 to 180.1133 of the WBCL provide that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a “significant stockholder” and a resident domestic corporation require a supermajority vote of stockholders in addition to any approval otherwise required, unless stockholders receive a fair price for their shares that satisfies a statutory formula.  A “significant stockholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years.  Any business combination to which the statute applies must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of the corporation’s stock not beneficially owned by the significant stockholder who is a party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following standards have been met:

•

the aggregate value of the per share consideration as of the valuation date is equal to the highest of:

o

the highest per share price paid for any shares of the same class of common stock of the corporation by the significant stockholder in the transaction in which it became a significant stockholder or within two years before the date of the business combination;

o

the market value per share of the same class of the corporation’s common stock on the date of commencement of any tender offer by the significant stockholder, the date on which the person became a significant stockholder or the date of the first public announcement of the proposed business combination, whichever is higher; or

o

the highest preferential amount per share of the same class of common stock in a liquidation or dissolution to which holders of the shares would be entitled; and

•

either cash, or the form of consideration used by the significant stockholder to acquire the largest number of shares, is offered.

Control Share Voting Restrictions

Pursuant to Section 180.1150 of the WBCL, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person or group of persons acting together, including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares.  We are governed by the provisions of this section because neither our amended and restated articles of incorporation, as amended, nor any resolution adopted by our Board of Directors, provides or specifies otherwise.

Defensive Action Restrictions

Section 180.1134 of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote on the proposal is required before such corporation can take certain actions while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded.  This statute requires shareholder approval for the corporation to do either of the following: (i) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities that may be converted into voting shares; or (ii) sell or option assets of the corporation that amount to 10% or more of the market value of the resident domestic corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the resident domestic corporation.  We have more than three independent directors.

Constituency or Stakeholder Provision

Pursuant to Section 180.0827 of the WBCL, in discharging his or her duties to us and in determining what he or she believes to be our best interests, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements of Associated Banc-Corp as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, which are included in our 2013 Annual Report on Form 10-K, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any such reports, statements or other information at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

1-800-732-0330

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

Our SEC filings are also available to the public from commercial document retrieval services and at the World Wide Web site maintained by the SEC at http://www.sec.gov.

This prospectus is a part of a Registration Statement on Form S-4.  This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.  For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information by referring you to another document filed separately with the SEC.  The information that we incorporate by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus.  This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (except for those portions of such documents that are deemed to be “furnished” with the SEC, as applicable).  The documents contain important information about us and our financial condition.

Our SEC Filings (File No. 001-31343)	Period or Filing Date

Annual Report on Form 10-K	Year ended December 31, 2013

Current Reports on Form 8-K	Filed on January 10, 2014, January 28, 2014, February 14, 2014 and March 18, 2014

We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document.  Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus.  You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Associated Banc-Corp

Attention: Corporate Secretary

433 Main Street

Green Bay, Wisconsin 54301

(920) 491-7000

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law (the “WBCL”) require a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, which includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.  A corporation is obligated to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, which liability includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney fees and other expenses, unless such liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or by-laws, or by written agreement, the director or officer seeking indemnification is entitled to select one of the following means for determining his or her right to indemnification:  (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Section 180.0850 to 180.0859 of the WBCL are not exclusive.  A corporation may expand a director’s or officer’s rights to indemnification:  (i) in its articles of incorporation or by-laws; (ii) by written agreement; (iii) by resolution of its board of directors; or (iv) by resolution that is adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, the Registrant has adopted indemnification provisions in its bylaws that closely track the statutory indemnification provisions of the WBCL with certain exceptions.  In particular, Article XI of the Registrant’s bylaws, among other items, provides that (i) an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.  In addition, all officers, directors, employees, and agents of controlled subsidiaries of the Registrant shall be deemed for purposes of Article XI to be serving as such officers, directors, employees, and agents at the request of the Registrant.  The right to indemnification granted to such officers, directors, employees and agents by Article XI is not subject to any limitation or restriction imposed by any provision of the articles of incorporation or bylaws of such controlled subsidiary; provided, however, that any right to indemnification so granted shall be subject to and limited by the laws and regulations of any applicable regulatory authority to which such controlled subsidiary is subject.  For purposes of Article XI, a “controlled subsidiary” means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.

As permitted by Section 180.0857 of the WBCL, the Registrant has purchased directors’ and officers’ liability insurance that insures the Registrant’s directors and officers, among other things, against certain liabilities that may arise under the Securities Act.

Item 21.  Exhibits and Financial Statement Schedules.

(a)  The following Exhibits are filed as part of this Registration Statement.

Exhibit No.

5	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)
24	Powers of Attorney

 (b)-(c)

Not applicable

Item 22.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of the securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(9)

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment, if required, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on April 4, 2014.

ASSOCIATED BANC-CORP

By:

/s/ Philip B. Flynn

Philip B. Flynn

President and Chief Executive Officer

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on the dates indicated.

Signature	Date

/s/ Philip B. Flynn Philip B. Flynn President and Chief Executive Officer (Principal Executive Officer)	April 4, 2014

/s/ Christopher J. Del Moral-Niles Christopher J. Del Moral-Niles Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	April 4, 2014

Directors:

John F. Bergstrom, Ruth M. Crowley, Philip B. Flynn, Ronald R. Harder, William R. Hutchinson, Robert A. Jeffe, Eileen A. Kamerick, Richard T. Lommen, Cory L. Nettles, J. Douglas Quick, Karen T. van Lith and John (Jay) B. Williams

By: /s/ Randall J. Erickson Randall J. Erickson, As Attorney-In-Fact *	April 4, 2014

* Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibit Number	Document Description

5	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

24	Powers of Attorney